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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 26, 2018

Erie Indemnity Company
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-24000	25-0466020
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Erie Insurance Place, Erie, Pennsylvania		16530
_______________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(814) 870-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. [  ]

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement Agreement with Executive Vice President and General Counsel

On September 26, 2018, Erie Indemnity Company (the “Company”) entered into a Retirement Agreement with Sean J. McLaughlin, its Executive Vice President and General Counsel (the “Agreement”). In a Current Report on Form 8-K filed on July 26, 2018, the Company previously reported that Mr. McLaughlin will retire from his positions as (i) Executive Vice President and General Counsel of the Company, and (ii) a director, officer and employee of each entity that is a subsidiary or affiliated company of the Company or of Erie Insurance Exchange, effective December 31, 2018.

The Agreement provides that, in consideration of the execution and performance of the Agreement by Mr. McLaughlin, he will be entitled to receive a pro-rated share of his awards for the 2017-2019 and 2018-2020 performance periods under the Company’s Long Term Incentive Plan (“LTIP”) which, under the terms of the LTIP, he would not otherwise be entitled to receive. The Agreement provides for customary confidentiality provisions as well as an agreement by Mr. McLaughlin to cooperate with the Company (if his assistance is needed during the one-year period following his retirement) in connection with matters that arose while he was employed by the Company. It further provides that after his retirement on December 31, 2018, Mr. McLaughlin shall execute a waiver and release relating to any claims he might have against the Company and its officers, directors and related persons. If Mr. McLaughlin fails to execute the waiver and release by January 7, 2019, he will forfeit all rights to receive a pro-rated share of the LTIP awards described above.

In addition, Mr. McLaughlin will be entitled to receive (i) 100% of any award to be earned upon the achievement of the applicable performance goals under the Company’s 2018 Annual Incentive Plan (“AIP”), and (ii) 100% of any award to be earned upon satisfaction of the Company’s performance goals for the 2016-2018 performance period under the Company’s LTIP. In accordance with the terms of both the AIP and the LTIP, the payment of such awards: (A) is subject to the exercise of discretion by the Company’s Executive Compensation and Development Committee to reduce or eliminate awards that would otherwise have been earned by executive officers as a class under the AIP or the LTIP; and (B) will be made in 2019 as provided in the AIP and LTIP plan documents.

Mr. McLaughlin will also be entitled to receive payment for any unused vacation time; his accrued benefits under the Erie Insurance Group Retirement Plan for Employees, Employee Savings Plan, Supplemental Employee Retirement Plan and Deferred Compensation Plan; and certain other employee benefits as provided for in accordance with each plan’s documents and the Company’s policies.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1 Retirement Agreement between Erie Indemnity Company and Sean J. McLaughlin dated September 26, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Erie Indemnity Company

September 28, 2018	By:	/s/ Brian W. Bolash

Name: Brian W. Bolash
Title: Vice President, Secretary and Senior Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Retirement Agreement between Erie Indemnity Company and Sean J. McLaughlin dated September 26, 2018